EXHIBIT 5.1
                                                                     -----------


                                September 8, 2003


Genelabs Technologies, Inc.
505 Penobscot Drive
Redwood City, CA 94063

                           Re:      Genelabs Technologies, Inc.
                                    Registration Statement on Form S-3.
                                    -----------------------------------

                  We have acted as special counsel to Genelabs Technologies, Inc., a California corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement being hereinafter referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the Company's (a) senior debt securities and subordinated debt securities (collectively, the "Debt Securities"), which may be issued pursuant to indentures (as amended or supplemented, the "Indentures"), between the Company and the trustee (the "Trustee"), (b) shares of Preferred Stock (the "Preferred Stock"); (c) shares of Common Stock (the "Common Stock"); and (d) Warrants to purchase shares of the Company's Common Stock (the "Warrants").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) forms of the Indentures filed as an exhibit to the Registration Statement; (iii) the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and the Amended and Restated Bylaws (the "Bylaws") of the Company as currently in effect; (iv) a specimen certificate representing the Common Stock; (v) the form of Warrant filed as an exhibit to the Registration Statement; and (vi) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the Trusts and related matters (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

                  As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

                  We do not express any opinion as to the laws of any jurisdiction other than the laws of the States of California and New York.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the applicable Indenture has been duly authorized executed and delivered by the Trustee, as qualified to act under the Trust Indenture Act of 1939; (ii) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Articles of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the applicable Indenture has been duly executed and delivered by the Company; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (x) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (3) governmental authority to limit, delay or prohibit the making of payments outside the United States and (y) any waiver with respect to usury laws.

                  2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Determination for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Determination has been duly filed with the Secretary of State of the State of California; (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share for the Offered Preferred Stock in such amount as may be determined by the Board of Directors of the Company, or an authorized committee thereof, in a form legally valid under
Section 409 of the California General Corporation Law ("CGCL"), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

                  3. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (ii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) the Company receives consideration per share of the Offered Common Stock in a form legally valid under Section 409 of the CGCL, the issuance and sale of the shares of Offered Common Stock, will have been duly authorized, and such Offered Common Stock will be validly issued, fully paid and nonassessable.

                  4. With respect to the Warrant and the shares of Common Stock issued upon exercise thereof (the "Warrant Common Stock"), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Warrant and the Warrant Common Stock in accordance with the Board Resolutions; (ii) certificates representing the Warrant and the shares of the Warrant Common Stock in the form of the Warrant and the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Warrant and the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; (iii) the Company receives consideration for the Warrant in a form legally valid under Section 409 of the CGCL, and (iv) with respect to the Warrant Common Stock, the Warrant has been exercised in accordance with its terms and the Company has received the consideration provided thereunder, the issuance and sale of the Warrant and, upon exercise thereof, the shares of Warrant Common Stock, will have been duly authorized, and such Warrant and such shares of Warrant Common Stock will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                         Very truly yours,


                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP